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                                                                    Exhibit 10.3


                                    SUBLEASE

THIS SUBLEASE dated the 31st day of January, 2002

B E T W E E N :

                           DALEEN CANADA CORPORATION

                           (hereinafter called the "SUBLANDLORD")

                           and

                           EDS CANADA INC.-

                           (hereinafter called the "SUBTENANT")

         WHEREAS by a lease dated and having effect from the 1st day of October, 1999 (the "HEAD LEASE"), a copy of which is attached hereto as SCHEDULE "A", LOCATION3 LIMITED (the "HEAD LANDLORD") leased to Inlogic Software Inc. (the "ORIGINAL TENANT") certain premises (the "PREMISES") consisting of approximately 6,546 square feet of rentable area on the 4th floor of the building (the "BUILDING") municipally known as 55 York Street, Toronto, Ontario, (such Premises being more particularly described in the Head Lease) for a term expiring on the 28th day of February 2004;

         WHEREAS on the 31st day of December, 1999, the Original Tenant amalgamated with 3036238 Nova Scotia Company as Inlogic Software Corp., which then changed its name to Daleen Canada Corporation (the "SUBLANDLORD") on the 14th day of January 2000; and

         WHEREAS the Sublandlord and the Subtenant have agreed to enter into a sublease (the "SUBLEASE") of the Premises for the balance of the term of the Head Lease less one (1) day at a rent and on such terms as are hereinafter set forth;

         NOW THEREFORE in consideration of the rents, covenants and agreements herein contained (the receipt and adequacy of which are acknowledged) the parties hereto agree as follows:

SECTION 1 PREMISES AND TERM.

         The Sublandlord hereby subleases to the Subtenant and the Subtenant hereby subleases from the Sublandlord the Premises on an "as is, where is" basis for a term to commence on the __ day of FEBRUARY 1, 2002 (the "COMMENCEMENT Date") and to expire February 27, 2004 being one (1) day prior to expiration of the Head Lease (the "TERM").

SECTION 2 RENT.

         The Subtenant covenants and agrees to pay to the Sublandlord, or as the Sublandlord may direct, as rent for the Premises during the term, the sum of Seven Thousand, Ninety-One Dollars and Fifty Cents ($7,091.50) in advance on the first day of each month during the Term (the "BASE RENT").


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SECTION 3 ADDITIONAL RENT.

         The Subtenant acknowledges and agrees that the Head Lease is a net lease to the Head Landlord and that this Sublease exists on the same basis. The Subtenant agrees to pay to the Sublandlord, or in accordance with its direction, all sums which the Sublandlord is required to pay to the Head Landlord under the Head Lease as Additional Rent pursuant to the provisions of the Head Lease.

SECTION 4 DEPOSIT.

         Subtenant has transferred to Colliers International the sum of Thirty Two Thousand Seventy-Five Dollars and Forty Cents ($32,075.40) in lawful money of Canada to be held in trust by Colliers International in an interest bearing account to be paid out to Head Landlord and applied to the instalments of rent as they first fall due under the Sublease until the Deposit and accrued interest are exhausted. Subtenant represents and warrants that it has an agreement with Colliers International with instructions to pay out such sums in accordance with this Sublease and the Head Lease.

SECTION 5 USE.

         The Premises shall be used only for those purposes permitted under the Head Lease and permitted by applicable zoning by-laws and other legislation.

SECTION 6 SUBTENANT'S COVENANTS.

The Subtenant covenants with the Sublandlord:

         (a)      pay Base Rent as provided herein;

         (b) to pay Additional Rent and any other amounts to the Sublandlord (or in accordance with its direction) as the Sublandlord is required to pay to the Head Landlord under in the Head Lease;

         (c) to keep the Premises clean and in good and tenantable condition in accordance with the Head Lease;

         (d) to repair the Premises in accordance with the Sublandlord's obligations under the Head Lease;

         (e) to observe and perform all covenants and obligations of the Subtenant under this Sublease;

         (f) not to do or omit to do any act or thing upon the Premises which would cause a breach of any of the Sublandlord's obligations under the Head Lease;

         (g) to perform or cause to be performed all of the covenants of the Sublandlord, as tenant, under the Head Lease as if it were the tenant thereunder including, without limitation, the performance of the Sublandlord's obligations with respect to the Premises; and

         (h) to provide to the Sublandlord all such information and documentation as the Sublandlord may reasonably require from time to time so as to permit the Sublandlord to monitor compliance by the Subtenant with the Head Lease.

SECTION 7 SUBLANDLORD'S REPRESENTATIONS AND WARRANTIES.

The Sublandlord represents and warrants to the Subtenant that now and as of the Commencement Date as follows:

         (a) the Head Lease is in full force and effect and binding on the Head Landlord and the Sublandlord;

         (b) the Head Lease has not been amended or assigned and no portion of the Premises has been sublet, other than as is provided in this Sublease;



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         (c)      there is no breach or outstanding notice of breach of any of the covenants or conditions of the Head Lease on the part of either Sublandlord or Head Landlord (including, without limitation, as to the payment of rent); and

         (d) Sublandlord has the full power and authority to enter into and grant this Sublease, and the Head Landlord has consented to this Sublease.

SECTION 8 SUBLANDLORD'S COVENANTS.

(1) The Sublandlord covenants with the Subtenant, subject to the fulfilment and satisfaction of the obligations of the Subtenant set forth herein, including, without limitation, the timely payment of all rent payable under this Sublease:

         (a)      for quiet enjoyment;

         (b) to pay all rent reserved under the Head Lease and to perform and observe all of the obligations of the Sublandlord as tenant under the Head Lease;

         (c) to enforce for the benefit of the Subtenant and other lawful occupants of the Premises the obligations of the Head Landlord under the Head Lease, with the intent that the benefit of such covenants shall extend to the Premises and be enjoyed by the Subtenant and its permitted successors and assigns and subtenants and other occupants of the Premises; and

         (d) not to terminate the Head Lease before the expiration of the Term, without the prior written consent of the Subtenant.

(2) Notwithstanding the above, the Subtenant acknowledges and agrees that the Sublandlord does not assume or agree to perform for the benefit of the Subtenant any of the duties of the Head Landlord under the Head Lease. If the Subtenant desires to enforce the duties of the Head Landlord under the Head Lease, the sole obligation of the Sublandlord shall be to use its reasonable best efforts to cause the Head Landlord to perform such duties. Subtenant shall have the right to institute an action under the provisions of the Head Lease to the extent such action relates to the Sublease Premises, provided Subtenant gives Sublandlord at least 30 days prior written notice and Sublandlord has failed to take action within that time. Notwithstanding the foregoing, if an action or cure cannot be completed within 30 days after receipt, however, such action or cure is commenced within 30 days after receipt of notice, and is diligently being pursued, Subtenant shall have no right to pursue Head Landlord or Sublandlord. If Subtenant subsequently pursues such action, Subtenant agrees to reimburse Sublandlord for its proportionate share of any costs incurred by Sublandlord in connection with the Subtenant instituting any such action. Sublandlord shall give reasonable assistance to Subtenant in enforcing the terms of the Head Lease, and will execute all documents reasonably necessary to enable Subtenant to pursue Head Landlord in its failure to perform any of its obligations under the Head Lease.

SECTION 9 SUBTENANT'S FIXTURES, IMPROVEMENTS, REPAIRS, SIGNAGE, ETC.

(1) The parties agree that except as provided herein, the design, preparation, construction and implementation of any leasehold improvements shall be at the cost and expense of the Subtenant, and the Subtenant shall obtain all necessary approvals, permits, licences, consents or other documentation in connection with any leasehold improvements, all at the Subtenant's cost and expense. The implementation and construction of any alterations, installations and leasehold improvements shall be subject to and conditional upon mutually



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         acceptable plans and drawings between the parties which acceptance shall not be unreasonably withheld, compliance with the provisions of the Head Lease and approval of the Head Landlord.

(2)      Subject to the terms of the Head Lease:

         (a) the Subtenant may at the end of the Term remove its fixtures, furniture and equipment; and

         (b) the Subtenant may during the Term, remove its fixtures, furniture and equipment in the usual and normal course of its business where such fixtures, furniture or equipment has become excess for the Subtenant's purposes or the Subtenant is substituting therefor new fixtures, furniture and equipment.

         The Subtenant shall, in the case of every removal either during or at the end of the Term, make good at the expense of the Subtenant any damage caused to the Premises by any such installation and removal. Subject to the provisions of Section 9(3) hereof, if the Subtenant does not remove its property forthwith after being required by the Sublandlord in accordance with the provisions of this Sublease, such property shall, if the Sublandlord elects, be deemed to become the Sublandlord's property and the Sublandlord may prudently remove the same at the expense of the Subtenant, the cost of such removal and the cost of the repair of any damage caused to the Premises by such removal, save for reasonable wear and tear, to be paid by the Subtenant forthwith to the Sublandlord on written demand as rent in arrears, the Sublandlord not to be responsible for any loss or damage to such property because of such removal.

(3) The Sublandlord agrees that the Subtenant will not be required, at the expiration or earlier termination of this Sublease, to remove any leasehold improvements which are present as of the date thereof, or to then restore the Premises, subject to Sublandlord's and Head Landlord's approval of any alternations, and the Sublandlord agrees to accept the Premises in its configuration structured at that time; the Subtenant will, however, be required to remove its equipment from the Premises, including any equipment which may be enclosed within the walls, floor or ceiling of the Premises.

         In the event that the Subtenant shall wish to install further leasehold improvements after the Commencement Date, the Sublandlord will, when approving such improvements, inform the Subtenant as to whether or not such improvements are required by the Sublandlord, acting reasonably, and by the Head Landlord acting reasonably, to be removed upon termination of this Sublease. The Sublandlord agrees, however, that it will not require the Subtenant to remove standard improvements such as internal walls and floor-covering, or any leasehold improvements upon earlier termination of this Sublease. Schedule B attached hereto sets forth the improvements as Sublandlord believes they exist as of the date hereof.

(4) The Sublandlord acknowledges and agrees that the Subtenant, or its contractor, shall be allowed non-exclusive access to the Premises from the date of this Sublease for a period of sixty (60) daysfor the construction and installation of ("FIXTURING PERIOD") Subtenant leasehold improvements subject to complying with the requirements of the Head Lease, including obtaining any necessary Head Landlord approvals. The Subtenant shall not be responsible for payment of any rent during the Fixturing Period.



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SECTION 10 ASSIGNMENT.

         The Subtenant shall have the right to assign this Sublease or further sublet the Premises in whole or in part, provided that Subtenant has obtained the prior written consent of the Sublandlord, such consent not to be unreasonably or arbitrarily withheld or delayed, and provided that Subtenant has obtained the consent of the Head Landlord. Subtenant may assign or transfer the Sublease Agreement to an affiliate or subsidiary corporation, provided that Subtenant provides prior written notice to Sublandlord and provided such assignment is permitted under the terms of the Head Lease.

SECTION 11 DAMAGE AND DESTRUCTION.

         In the event of damage to the Premises:

         (a) rent payable hereunder in respect of the Premises shall abate if and for the same period that rent under the Head Lease abates under the terms of the Head Lease; and

         (b) this Sublease shall terminate if the Head Landlord becomes entitled to terminate and does terminate the Head Lease pursuant to the provisions contained therein.

SECTION 12 DISPUTES.

         Where there are any differences between the parties hereto as to the application or interpretation of any provision of this Sublease or the application or interpretation of any provision of the Head Lease, such differences shall be determined by arbitration as hereinafter provided.

SECTION 13 ARBITRATION.

All matters of difference between the parties hereto in relation to the Sublease shall refer to the final and binding arbitration of a single arbitrator, if the parties agree upon one. If the parties are unable to agree on a single arbitrator within five (5) business days, then each party shall select one (1) arbitrator each within five (5) business days and then both arbitrators will select a third arbitrator within three (3) business days (collectively, the "Arbitrators"). If either party shall fail to appoint an arbitrator within seven
(7) clear days of service of notice by the other party, the arbitrator so appointed shall act as sole arbitrator in the reference on notice by the other party to proceed with the arbitration. The award and determination of the Arbitrator or any two (2) of such three (3) Arbitrators shall be binding upon the parties hereto and their respective successors and assigns. The arbitration shall be conducted in accordance with and subject to the Arbitration Acts and the rules of the Association then applicable. The Arbitrators will allow such discovery as is appropriate, consistent with the purposes of arbitration in accomplishing fair and cost effective resolution of disputes. Judgment upon the award rendered in any such arbitration may be entered in any court having jurisdiction thereof. Any arbitration conducted pursuant to this Section 12 will take place where mutually agreed by the parties, and each party will bear its own costs and expenses with respect to any such arbitration, including one-half of the fees and expenses of the third arbitrator, if any. Other than those matters involving injunctive relief or any action necessary to enforce the award of the Arbitrators, the parties agree that the provisions of this Section 12 are a complete defense to any suit, action or other proceeding instituted in any court or before any administrative tribunal with respect to any Dispute or the performance by Subtenant or Sublandlord.

SECTION 14 INSURANCE.

         Sublandlord shall be named as an additional insured on Subtenant's liability insurance policies and shall be entitled to receive insurance certificates evidencing the required insurance coverage in the manner provided in the Head Lease.



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SECTION 15 ESTOPPEL CERTIFICATES.

         Upon request, Sublandlord and/or Subtenant shall provide to the other estoppel certificates as provided in the Head Lease.

SECTION 16 NOTICE.

         The address of the Sublandlord for the purpose of giving notice shall be Daleen Canada Corporation, c/o Daleen Technologies Inc., 1750 Clint Moore Road, Boca Raton, Florida, U.S.A., 33487, Attention: Legal Department, and the address of the Subtenant shall be EDS Canada Inc., 55 York Street, 4th Floor, Toronto, Ontario, M5J 1R7 with a copy to EDS Canada Inc., Attn: Legal - Real Estate, 5400 Legacy Drive, H3-3A-05, Plano, Texas 75024.

         Each of the Subtenant and the Sublandlord shall furnish the other promptly following the Subtenant's receipt thereof, all notices that it receives from the Head Landlord regarding the Premises.

SECTION 17 EXCLUSION FROM HEAD LEASE.

         The following Articles or Sections of the Head Lease are expressly excluded from this Sublease and shall not apply to the Subtenant except where expressly included in this Sublease:

SECTION 18 INTERPRETATION.

         Where used in this Sublease any word or term that is specifically defined in the Head Lease has the meaning ascribed to it in the Head Lease, unless the word is redefined in this Sublease.

SECTION 19 SIGNAGE

         Subject to the Head Landlord's approval, the Subtenant's name will be included on the tenant directory, located on the main floor of the Building, and the Tenant's name will be affixed to the main entrance to the Premises in the building's standard style. The Subtenant shall pay all costs and expenses associated with such signage. The Subtenant shall not affix any other signage to the building nor allow any other signage to be visible through the windows of the Premises.

SECTION 20 AMENDMENT OR MODIFICATION.

         No amendment, modification, or supplement to the Sublease shall be valid or binding unless in writing and executed by the parties hereto.

SECTION 21 GOVERNING LAW.

         This Sublease and the Head Lease shall be subject to and construed in accordance with the laws of the province of Ontario and the laws of Canada, as applicable therein.

SECTION 22 TIME OF THE ESSENCE.

         Time shall be of the essence of this Sublease.




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SECTION 23 ENUREMENT.

         This Sublease shall enure to the benefit of and be binding upon the respective successors and assigns of each of the parties hereto.

         IN WITNESS WHEREOF the parties have executed this Agreement.


                                       DALEEN CANADA CORPORATION



                                       By: /s/ Frank Dickinson
                                           -------------------------------------
                                           Name: Frank Dickinson
                                           Title:  COO Daleen Canada



                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:



                                       EDS CANADA INC.



                                       By: /s/ Richard Austin
                                           -------------------------------------
                                           Name: Richard Austin
                                           Title: Secretary



                                       By: /s/ Nancy Reid
                                           -------------------------------------
                                           Name: Nancy Reid
                                           Title: Chief Financial Officer
                                           I/We have authority to bind the
                                           Corporation.